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                                                                EXHIBIT 10(g)

                    THE QUIXOTE CORPORATION INCENTIVE SAVINGS PLAN
                          HIGHLIGHTS AND GENERAL INFORMATION


PLAN NAME:               The Quixote Corporation Incentive Savings Plan.

EFFECTIVE DATE:          The Quixote Corporation Incentive Savings Plan was
                         originally effective on July 1, 1984. This booklet describes it in operation on July 1, 1997.

TYPE OF PLAN:            401(k) PLAN

PLAN YEAR:               The PLAN YEAR is the 12-month period beginning on
                         January 1 each year and ending on December 31. Records for the PLAN are kept on a PLAN YEAR basis.

YOUR EMPLOYER:           Quixote Corporation
                         One East Wacker Drive
                         Chicago, IL  60601
                         Employer Identification Number:  36-2675371
                         Plan Number: 001

PLAN ADMINISTRATOR:
                         Quixote Corporation will serve as PLAN ADMINISTRATOR. You may contact your PLAN ADMINISTRATOR at:

                         Quixote Corporation
                         One East Wacker Drive
                         Chicago, IL  60601
                         (312) 467-6755

ELIGIBILITY REQUIREMENTS:
                         -    Hourly or salaried employee
                         - Labor Union members are NOT allowed to participate in this PLAN
                         -    21 years of age
                         -    Not classified as a leased employee

YOUR CONTRIBUTIONS:
                         - PRE-TAX CONTRIBUTIONS -- 2% to 18% of your ELIGIBLE EARNINGS
                         - ROLLOVER CONTRIBUTIONS -- funds transferred to your ACCOUNT directly from a QUALIFIED retirement savings PLAN

EMPLOYER CONTRIBUTIONS:
                         - MATCHING CONTRIBUTIONS -- $.50 for every $1 of PRE-TAX CONTRIBUTIONS up to a maximum of 7% of your ELIGIBLE EARNINGS
                         -    DISCRETIONARY CONTRIBUTIONS

VESTING:                 -    100% immediate VESTING in all contributions made
                              to your ACCOUNT

TO MAKE CHANGES          -    Call AnswerLine at 1-800-253-2287
TO YOUR ACCOUNT:         -    Contact your PLAN ADMINISTRATOR

TAKING MONEY OUT OF YOUR ACCOUNT:
                         - LOANS permitted quarterly from your PRE-TAX CONTRIBUTIONS and ROLLOVER CONTRIBUTIONS
                         -    DISTRIBUTIONS:
                              --   Termination
                              --   Retirement
                              --   DISABILITY
                              --   Death (payment made to your beneficiary(ies))

                         Note: There may be limits and tax liabilities on PLAN payments; please see your PLAN ADMINISTRATOR for details.

PAYMENT OPTION:          One-time lump sum cash payment

TRUSTEE:                 CG Trust Company, an Illinois Company
                         525 West Monroe Street, Suite 1800
                         Chicago, IL 60661-3629

AGENT FOR LEGAL PROCESS:
                         Your PLAN ADMINISTRATOR is designated to receive any summons or legal notice informing the PLAN of a legal action in which it may be involved.

PLAN FIDUCIARY:          The PLAN'S fiduciary is the PLAN ADMINISTRATOR.

                        USING THIS "SUMMARY PLAN DESCRIPTION"

If you make this PLAN your primary method of retirement saving, you may be able to reach your goals more quickly. Whether you've already begun to save for your future or are just thinking about it, the information contained in this booklet is very important to you. Please read it very carefully.

We recognize that some aspects of the PLAN are difficult to understand. For this reason, we have included examples throughout this booklet, which will always appear in shaded boxes like the following example.

               EXAMPLE:

               All of the examples in this booklet will be based on the following fictional employees:

                    1.   BOB SMITH, Age 21
                         Years of service: 2
                         Annual Salary:  $15,000

                    2.   SALLY KEE, Age 45
                         Years of service: 10
                         Annual Salary:  $20,000

     Definitions of words or phrases that appear bolded and italicized (e.g., PLAN) can be found in the Glossary at the end of the booklet. Following the Glossary, you will find an Index containing IRS terms and acronyms that you may have encountered. These terms are also bolded and italicized throughout the text.

     Remember that the information in this booklet is only an overview of the important provisions of your PLAN. Every effort has been made to accurately describe the PLAN provisions which are contained in the PLAN document. If there is a difference between this booklet and the PLAN document, the PLAN document will govern. You can review the PLAN in the PLAN ADMINISTRATOR'S office during regular business hours if you have any questions this booklet doesn't answer. If you want your own copy of the PLAN, please write your PLAN ADMINISTRATOR. There may be a small charge.

                                  TABLE OF CONTENTS

1.   INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
               Why You Should Be a Part of the Plan. . . . . . . . . . . . . .1
               How the Quixote Corporation Incentive Savings Plan Works. . . .1
2.   ELIGIBILITY AND ENROLLMENT. . . . . . . . . . . . . . . . . . . . . . . .1
3.   PLAN CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
               Pre-Tax Contributions . . . . . . . . . . . . . . . . . . . . .2
               Matching Contributions. . . . . . . . . . . . . . . . . . . . .2
               Discretionary Contributions . . . . . . . . . . . . . . . . . .2
               Qualified Contributions . . . . . . . . . . . . . . . . . . . .3
               Rollover Contributions. . . . . . . . . . . . . . . . . . . . .3
               The Limit on Total Contributions. . . . . . . . . . . . . . . .3
4.   VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
5.   OBTAINING INFORMATION ABOUT YOUR ACCOUNT. . . . . . . . . . . . . . . . .3
               Your Participant Financial Statement. . . . . . . . . . . . . .3
6.   YOUR INVESTMENT OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .3
7.   MAKING CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
               Changing the Amount of Your Future Contributions. . . . . . . .4
               Suspending or Resuming Your Contributions . . . . . . . . . . .4
               Transferring Funds and/or Changing Your Investment Choices. . .4
8.   TAKING MONEY OUT OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . .4
               Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
               Distributions . . . . . . . . . . . . . . . . . . . . . . . . .6
               Rollover Distributions. . . . . . . . . . . . . . . . . . . . .7
               Choosing Your Payment Options . . . . . . . . . . . . . . . . .7
9.   TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . .8
10.  TAX RULES AFFECTING PLAN PAYMENTS . . . . . . . . . . . . . . . . . . . .8
               Mandatory 20% Withholding . . . . . . . . . . . . . . . . . . .8
               10% Additional Penalty Tax. . . . . . . . . . . . . . . . . . .8
11.  SURVIVOR BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
               Choosing a Beneficiary. . . . . . . . . . . . . . . . . . . . .9
               Payment of Survivor Benefits to Your Spouse . . . . . . . . . .9
               Payment of Survivor Benefits to a Nonspouse Beneficiary . . . .10
12.  EVENTS THAT MAY AFFECT YOUR ACCOUNT . . . . . . . . . . . . . . . . . . .10
               If the Plan Is Terminated . . . . . . . . . . . . . . . . . . .10
               If Circumstances Require the Delay of a Withdrawal. . . . . . .10
               Transfers from the Guaranteed Income Fund May Be Limited. . . .10
               If a Court Issues a Domestic Relations Order. . . . . . . . . .10
               If You Are a Highly Compensated Employee. . . . . . . . . . . .11
               If the Plan Is Determined to be Top Heavy . . . . . . . . . . .11
13.  YOUR ERISA RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
               If Your Request for Retirement Income is Denied . . . . . . . .12
               Requesting a Review of the Denial . . . . . . . . . . . . . . .12
               Time Extensions . . . . . . . . . . . . . . . . . . . . . . . .13
               Other Rights You May Have . . . . . . . . . . . . . . . . . . .13
14.  ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . .13
               Approval by the IRS . . . . . . . . . . . . . . . . . . . . . .13
               Description of Entity That Maintains the Plan . . . . . . . . .14
               Pension Benefit Guaranty Corporation  . . . . . . . . . . . . .14
15.  GLOSSARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
16.  INDEX OF ACRONYMS AND IRS TERMS . . . . . . . . . . . . . . . . . . . . .19

                                  1.   INTRODUCTION

WHY YOU SHOULD BE A PART OF THE PLAN
     In the following pages, you will read about one of your most important company benefits, the Quixote Corporation Incentive Savings Plan. If you become a PARTICIPANT, you can:

          -    Reduce the amount of taxes you owe now;

          - Postpone paying taxes on money you save and the investment income it earns;

          - Take advantage of EMPLOYER contributions and postpone paying taxes on the investment income they earn; and

          -    Build retirement equity for your future.

HOW THE QUIXOTE CORPORATION INCENTIVE SAVINGS PLAN WORKS
     When you enroll in the PLAN, you decide what percentage of your pay you want to save through the PLAN and how you would like your savings invested. You may contribute from your gross (pre-tax) salary. The money you put into the PLAN is automatically deducted from your paycheck, deposited into your individual ACCOUNT, and invested according to your instructions.

     We may also contribute money to your ACCOUNT. This money will be invested according to our instructions.

     There are some limits to these contributions which you will find explained in detail in Chapter 3, Plan Contributions, on page 2.

     You control the amount of contributions to your ACCOUNT. You may change the amount you choose to contribute or stop contributing altogether.


                           2.   ELIGIBILITY AND ENROLLMENT

You can enroll in the Quixote Corporation Incentive Savings Plan if you meet the following requirements:

     -    You are 21 years old
     -    You are an hourly or salaried employee
     - You are not a member of a Labor Union, UNLESS your COLLECTIVE BARGAINING AGREEMENT (or contract) provides for coverage under this PLAN
     -    You are not classified as a leased employee

Once you are eligible to participate, your PLAN ADMINISTRATOR will provide you with enrollment information. Your participation will be effective on the next January 1 or July 1 following the date you enroll.

If you are a FORMER EMPLOYEE who has been rehired, please consult your PLAN ADMINISTRATOR for details about your participation in the Quixote Corporation Incentive Savings Plan.


                               3.   PLAN CONTRIBUTIONS

PRE-TAX CONTRIBUTIONS
     PRE-TAX CONTRIBUTIONS are subtracted from the amount you report to the IRS as taxable income. You will pay no income taxes on PRE-TAX CONTRIBUTIONS or investment earnings on these contributions until you take them out of the PLAN.

     You may contribute an amount from 2% to 18% of your ELIGIBLE EARNINGS. PRE-TAX CONTRIBUTIONS will automatically be deducted from your paycheck each pay period.

                            ANNUAL       % PRE-TAX    TOTAL ANNUAL
             EMPLOYEE        PAY       CONTRIBUTION   CONTRIBUTION

             Bob Smith    $15,000.00          3%         $450.00

             Sally Kee    $20,000.00          6%       $1,200.00


     LIMITS ON PRE-TAX CONTRIBUTIONS
     The IRS limits the total amount of your PRE-TAX CONTRIBUTIONS each year. This amount is adjusted for inflation every year. For 1998, the limit is $10,000. This limit applies to amounts you contribute to 401(k) PLANS and may affect the amounts you contribute to SECTION 403(b) PLANS and SIMPLIFIED EMPLOYEE PENSION PLANS. Any amount that you contribute in excess of this limit will be returned to you and treated as taxable income.

MATCHING CONTRIBUTIONS
     For every PRE-TAX dollar you contribute, the company will contribute $.50. The pre-tax dollars upon which the MATCHING CONTRIBUTIONS are based shall not exceed 7% of your ELIGIBLE EARNINGS.


                            PRE-TAX       MATCHING         TOTAL
             EMPLOYEE    CONTRIBUTIONS  CONTRIBUTIONS  CONTRIBUTIONS

           Bob Smith       $450.00       $225.00         $675.00
           Sally Kee     $1,200.00       $600.00       $1,800.00


     DISCRETIONARY CONTRIBUTIONS
     We may choose to make a DISCRETIONARY CONTRIBUTION. The amount of this contribution may vary from year to year. It will be allocated to you in the same proportion that your ELIGIBLE EARNINGS bear to the total ELIGIBLE EARNINGS paid to all PLAN PARTICIPANTS.

QUALIFIED CONTRIBUTIONS
     At times, to maintain a QUALIFIED PLAN, we may need to make a "qualified" contribution. Qualified contributions will not be made to HIGHLY COMPENSATED EMPLOYEES. The qualified contributions may be made as QUALIFIED MATCHING or QUALIFIED NONELECTIVE CONTRIBUTIONS.

ROLLOVER CONTRIBUTIONS
     Money from your former EMPLOYER'S qualified retirement PLAN may be "rolled over" to your PLAN. There are special rules for ROLLOVER CONTRIBUTIONS. Please contact your PLAN ADMINISTRATOR for more details.

THE LIMIT ON TOTAL CONTRIBUTIONS
     In addition to the annual limit on PRE-TAX CONTRIBUTIONS, there is also a limit on the TOTAL amount of ALL types of contributions (excluding ROLLOVER CONTRIBUTIONS) you receive each year. This limit is the SMALLER of two amounts:

          -    $30,000 (to be adjusted for inflation each year);  or
          -    25% of your salary.

     The IRS also places special limitations on the contributions of HIGHLY COMPENSATED EMPLOYEES. If you need more information on these limits, please see your PLAN ADMINISTRATOR.


                                     4.   VESTING

Vesting means that you have a right to all or a portion of the money in your ACCOUNT -- rights that cannot be FORFEITED or otherwise taken away. This PLAN provides for 100% immediate vesting of all contributions made to your ACCOUNT.


                    5.   OBTAINING INFORMATION ABOUT YOUR ACCOUNT

YOUR PARTICIPANT FINANCIAL STATEMENT
     Periodically you will receive a statement which summarizes all the activity in your ACCOUNT, including new contributions or LOANS, as well as earnings/losses on your investments.


                             6.   YOUR INVESTMENT OPTIONS

You can choose to invest your PRE-TAX CONTRIBUTIONS and ROLLOVER CONTRIBUTIONS in the wide variety of funds offered under your PLAN. Each of these funds is designed with a specific investment objective. You should become familiar with each fund's investment goals and level of risk before making your investment decision.

Information on the funds was included with your enrollment materials and is available through AnswerLine. Please contact your PLAN ADMINISTRATOR if you would like further information on the funds your PLAN offers.

Our PLAN is intended to meet the requirements of ERISA section 404(c) and its regulations. Under these rules, the PLAN'S fiduciaries may be relieved of liability for losses that are a direct and necessary result of your investment instructions. Please contact your PLAN ADMINISTRATOR for details.


                                 7.   MAKING CHANGES

As your personal situation changes, you may decide to change the amount you elect to contribute and/or your investment choices. Your PLAN allows you to make the changes you need by following these simple guidelines:

CHANGING THE AMOUNT OF YOUR FUTURE CONTRIBUTIONS
     You can change the amount of your PRE-TAX CONTRIBUTIONS on January 1, April 1, July 1 and October 1.

SUSPENDING OR RESUMING YOUR CONTRIBUTIONS
     You may suspend your contributions by notifying your PLAN ADMINISTRATOR. Once you suspend your contributions, you may resume at either July 1 or January 1.

TRANSFERRING FUNDS AND/OR CHANGING YOUR INVESTMENT CHOICES
     You may change the way your FUTURE PRE-TAX CONTRIBUTIONS are invested among your PLAN'S various investment funds. You may also transfer PRE-TAX CONTRIBUTIONS already in your ACCOUNT between the funds. To perform these transactions you may call AnswerLine or contact your PLAN ADMINISTRATOR.

     Transfers do not change the way your FUTURE PRE-TAX CONTRIBUTIONS are allocated; if you want to change the way your future PRE-TAX CONTRIBUTIONS will be invested, you must specifically request such a change.

     You will receive written confirmation of your transaction by mail.


                          8.   TAKING MONEY OUT OF THE PLAN

Please read this section very carefully before deciding to take money out of your ACCOUNT. You should also review Chapter 10, Tax Rules Affecting Plan Payments, on page 8.

You may receive money from your ACCOUNT in two ways:

          -    LOANS
          -    DISTRIBUTIONS

LOANS
     Your PLAN lets you borrow from your PRE-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS. To apply for a LOAN, you must be an ACTIVE EMPLOYEE and you may not already have a LOAN outstanding. LOANS are only available on a quarterly basis.

     TYPES OF LOANS:
          -    General purpose LOAN
          -    LOAN used to purchase your primary residence

     LIMITS ON THE AMOUNT YOU MAY BORROW
     The minimum amount you can borrow is $1,000. The maximum is 50% of your entire ACCOUNT BALANCE. You may never borrow more than $50,000 minus the highest outstanding balance on any individual PLAN LOAN during the last 12 months.

     APPLYING FOR A LOAN
     To request a LOAN:

          -    Call AnswerLine;

          -    Experiment with different loan amounts and repayment terms;

          - Confirm your loan request. (IF YOU CHANGE YOUR MIND ABOUT TAKING A LOAN, DO NOT CONFIRM YOUR REQUEST.) ONCE A LOAN HAS BEEN APPROVED, IT CANNOT BE CANCELED.

     Since LOANS are only available on a quarterly basis, you will need to call AnswerLine to apply for your LOAN during December, March, June or September to receive your LOAN packet for processing on the respective quarter-end.

     You will be required to sign a note promising to repay the amount of the LOAN, plus interest. This promissory note verifies that your ACCOUNT BALANCE will be used as security, guaranteeing that your LOAN will be paid back to your ACCOUNT.

     Your PLAN ADMINISTRATOR has the authority to set interest rates based on regulatory guidelines. Since interest rates are constantly changing, you should check with your PLAN ADMINISTRATOR or AnswerLine for the current rate at the time of your LOAN application. Once your LOAN is approved, the rate will remain in effect until you repay the LOAN.

     LOAN REPAYMENT
     Generally, you may take up to five years to repay a general purpose LOAN, in equal installments. If you are using the LOAN to purchase your primary residence, your PLAN ADMINISTRATOR may allow you a longer repayment period. You must repay the LOAN through payroll deductions.

     Your PLAN may allow you to prepay your LOAN, at any time, without penalty. When you repay the LOAN, both the principal and the interest will be reinvested in your ACCOUNT.

     DEFAULTING ON A LOAN
     If you do not make any payment due within any 90-day period, your PLAN ADMINISTRATOR may determine that your LOAN is in default. If this happens:

          -    The full amount will be due and payable immediately.

          - The outstanding balance of the LOAN will be reported to the IRS as ordinary income and you will have to pay federal and state income tax on this amount.

          -    Future applications you make for a LOAN may be denied.

     If you think you are in danger of defaulting on a LOAN, contact your PLAN ADMINISTRATOR immediately.

DISTRIBUTIONS
     You are automatically eligible to receive a DISTRIBUTION of your ACCOUNT BALANCE when you:

          -    Retire
          -    Terminate
          -    Become DISABLED
          -    Die (in which case payment will be made to your BENEFICIARY(IES))

     NORMAL RETIREMENT
     NORMAL RETIREMENT under this PLAN occurs when you reach age 65 or older.

     AFTER AGE 70-1/2
     If you're still employed on or after age 70-1/2, and you are considered a 5% owner, you must begin to receive a DISTRIBUTION of your ACCOUNT not later than April 1 following the calendar year in which you reach the age of 70-1/2. If you are not a 5% owner, the rules vary depending on when you turn age 70-1/2. See your Plan Administrator for detail on how these rules apply to you.

     TERMINATION
     If you leave employment before you retire, you will be entitled to a lump sum payment equal to your ACCOUNT BALANCE which you may take as a personal cash payment or roll over into either your own INDIVIDUAL RETIREMENT ACCOUNT (IRA) or another QUALIFIED PLAN.

     For information on your potential tax liabilities, see Chapter 10, Tax Rules Affecting Plan Payments, on page 8, and the section on Rollover Distributions on page 7 of this chapter.

     PERMANENT DISABILITY
     If you terminate your employment because of disability, you will receive a full cash DISTRIBUTION.

     DEATH
     If you die while employed, your BENEFICIARY(IES) will receive the full value of your ACCOUNT. If you are married, your spouse will be the BENEFICIARY unless he or she has willingly given up that right. This is discussed in more detail in Chapter 11, Survivor Benefits, on page 9.

ROLLOVER DISTRIBUTIONS
     You may defer paying tax on some taxable payments by electing a rollover DISTRIBUTION, for payments of $200 or more, instead of a personal payment. There are two different types of rollover DISTRIBUTIONS:

     DIRECT ROLLOVER
     In a direct rollover, all funds due to you are sent to either an INDIVIDUAL RETIREMENT ACCOUNT (IRA) or another QUALIFIED PLAN. No funds are paid to you. By directly rolling over the taxable portion of your funds, you avoid the mandatory 20% withholding. See Chapter 10, Tax Rules Affecting Plan Payments, on page 8. If you have an outstanding LOAN and you want to roll over your entire ACCOUNT balance, you must repay your LOAN before taking a DISTRIBUTION.

     Your payment will not be taxed until you take it out of the IRA or QUALIFIED PLAN. Therefore, you will pay no tax on it in the current year and no income tax will be withheld from the payment.

     INDIRECT ROLLOVER
     In an indirect rollover, all funds are first paid to you. Your PLAN ADMINISTRATOR is required by law to withhold 20% of the taxable portion of your funds for income taxes. The 20% withheld is credited to your taxes due when you file your income tax return. You may roll over the remaining 80% of the funds to an INDIVIDUAL RETIREMENT ACCOUNT (IRA) or another QUALIFIED PLAN within 60 days of the time you receive the DISTRIBUTION.

     You will not be taxed on the amount rolled over until you take the money out of the IRA or QUALIFIED PLAN.

     If you wish to roll over the full 100% of the taxable portion of your payment, you will have to make up 20% of the payment from another source. If you only roll over the 80% that you actually received, you will be taxed on the 20% that was withheld but not rolled over. See Chapter 10, Tax Rules Affecting Plan Payments, on page 8.

CHOOSING YOUR PAYMENT OPTIONS
          There are several choices you may need to make.  You may choose to:

          -    Consent to a single lump sum payment; or

          - Postpone payment to a later date. If you do not elect to take full payment, or roll over your account when you terminate employment, you may defer your ACCOUNT.

               You must pay all fees and expenses to maintain your interest in the PLAN. These expenses will be withdrawn directly from your account.

               During the time that your interest remains in the PLAN, you may continue to make investment transfers subject to the requirements of the PLAN. You may, at any time, take a full distribution of your account by writing the PLAN ADMINISTRATOR.

     Notwithstanding the above, if your interest never exceeded $3,500, the DISTRIBUTION will be made as soon as possible and will be made in the form of a single lump sum cash payment.


                            9.   TERMINATION OF EMPLOYMENT

If you leave the company, you are entitled to the value of your entire ACCOUNT balance.


                        10.  TAX RULES AFFECTING PLAN PAYMENTS

MANDATORY 20% WITHHOLDING
     Whenever you receive a DISTRIBUTION from the PLAN, and there is no direct rollover to an IRA or another QUALIFIED PLAN, the IRS requires your PLAN ADMINISTRATOR to withhold 20% of the DISTRIBUTION. This 20% withholding is not a tax; it is credited to any future federal income tax that you may owe. This amount will automatically be deducted from the amount paid to you.


               Example:

               Sally Kee, age 45, decides to leave the company. She initially elects a personal payment of her account balance. A month later, she starts a new job and wishes to roll over her distribution into her new employer's qualified plan.

               Her account balance is:                  $10,000
               Less 20% withholding:                    - 2,000
                                                        -------
               Total cash received                      $8 ,000
                                                        -------
                                                        -------

10% ADDITIONAL PENALTY TAX
     Any payment of TAXABLE money from your ACCOUNT is generally subject to an additional 10% federal tax penalty if you take it out "early," which is defined as:

          -    Before you reach the age of 59-1/2.
          -    For reasons other than permanent DISABILITY or death.

     This penalty tax does NOT APPLY to the following types of payments:

          - Any full DISTRIBUTION made when you terminate employment at or after age 55.

          - Any DISTRIBUTION made under the terms of a QUALIFIED DOMESTIC RELATIONS ORDER, which is a court order creating or recognizing an alternate payee's (e.g., spouse, former spouse, child) right to part or all of your PLAN benefits. See Chapter 12, Events That May Impact Your Account, on page 10 for more information about DOMESTIC RELATIONS ORDERS.

          - Any corrective DISTRIBUTIONS necessary to comply with IRS contribution limits.

     If you have questions about tax rules affecting PLAN payments, please contact your tax advisor.

                                11.  SURVIVOR BENEFITS

Survivor benefits are an important part of the financial security and peace of mind this PLAN provides. In this section, we discuss these benefits in more detail as well as the decisions you'll need to make about them before you retire.

CHOOSING A BENEFICIARY
     When you enroll in the PLAN, you'll receive a BENEFICIARY designation form that you can use to name your BENEFICIARY.

     Generally, this PLAN requires that 100% of your ACCOUNT BALANCE be used to provide benefits for your spouse. You may name someone other than your spouse as BENEFICIARY at any time, provided that your spouse consents to this change in writing and the consent is notarized.

     If your spouse consents to waive his or her right to a survivor benefit, you may cancel this waiver at any time before your death. If you do so, your spouse again becomes your BENEFICIARY. If you wish, you may also make a new choice, subject to the same consent provisions discussed above.

     You and your spouse need to understand your respective rights and obligations concerning the benefits payable at your death, particularly the financial impact a waiver will have on your spouse. Your PLAN ADMINISTRATOR will provide you with information on this.

     If you are married and you die without complying with these BENEFICIARY requirements, 100% of your ACCOUNT BALANCE will be payable to your spouse.

     Of course, it is very important that you keep the PLAN ADMINISTRATOR informed of any changes in your marital status and of the proper name and address of your BENEFICIARY.

PAYMENT OF SURVIVOR BENEFITS TO YOUR SPOUSE
     If you die BEFORE you receive the DISTRIBUTION of your ACCOUNT BALANCE, your spouse is entitled to a lump sum payment of your ACCOUNT.

     Your spouse's choice of payment options may be limited by certain IRS tax rules, in which case your PLAN ADMINISTRATOR will provide your spouse with any necessary information.

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     The DISTRIBUTION must be made no later than five years after your death.

PAYMENT OF SURVIVOR BENEFITS TO A NONSPOUSE BENEFICIARY
     If you die BEFORE you've started to receive payment of your ACCOUNT:

     Your BENEFICIARY will receive payment of your ACCOUNT BALANCE within a reasonable period after the PLAN ADMINISTRATOR has been notified of your death. Your BENEFICIARY may also specifically choose to postpone a cash payment for up to five years after your death.


                       12.  EVENTS THAT MAY AFFECT YOUR ACCOUNT

Here are some of the events that could have an impact on your ACCOUNT. Please note how your contributions and/or benefits would be affected in each case.

IF THE PLAN IS TERMINATED
     You may expect the PLAN to continue indefinitely; however, unforeseen circumstances may occur. If this PLAN is terminated and a successor qualified salary deferral retirement PLAN is not established, you will be entitled to receive payment of your ACCOUNT BALANCE.

IF CIRCUMSTANCES REQUIRE THE DELAY OF A WITHDRAWAL
     There will be no delay in payment in cases of death, retirement, termination of employment, or total and permanent DISABILITY.

TRANSFERS FROM THE GUARANTEED INCOME FUND MAY BE LIMITED
     Under certain circumstances the amount transferred from the guaranteed income fund to other investment funds may be limited by Connecticut General Life Insurance Company. Please see your PLAN ADMINISTRATOR for further information on transferring funds from the guaranteed income fund.

IF A COURT ISSUES A DOMESTIC RELATIONS ORDER
     If you become divorced or separated, the court may assign part or all of your benefit to an alternate payee (such as your spouse, former spouse, child or other dependent) through a DOMESTIC RELATIONS ORDER. This is a court order that recognizes the alternate payee's right to part or all of your benefit. While ERISA (the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
     1974) generally protects PLAN benefits against creditors, DOMESTIC RELATIONS ORDERS that are deemed qualified by the PLAN ADMINISTRATOR are an exception.

     A QUALIFIED DOMESTIC RELATIONS ORDER (QDRO) can force payment of benefits to an alternate payee even though the PLAN prohibits DISTRIBUTIONS earlier than retirement, termination, death, or DISABILITY. The law requires that your PLAN ADMINISTRATOR determine, within a reasonable amount of time, whether the DOMESTIC RELATIONS ORDER is qualified. Your PLAN ADMINISTRATOR must follow specific procedures to ensure that your benefits are properly distributed. This can sometimes be a time-consuming process. You and each alternate payee will be notified of the PLAN ADMINISTRATOR'S decision.

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

IF YOU ARE A HIGHLY COMPENSATED EMPLOYEE
     To ensure that the PLAN does not offer unfair advantages to some employees over others, the Internal Revenue Code places some restrictions on the participation in the PLAN by HIGHLY COMPENSATED EMPLOYEES. To make sure these restrictions are followed, certain tests are performed each year and any necessary corrective actions must be taken.

     Most employees are permitted to save up to 25% of their ELIGIBLE EARNINGS on a tax-deferred basis. However, HIGHLY COMPENSATED EMPLOYEES may be limited in the amounts they may contribute to the PLAN.

     The Internal Revenue Code has also placed limits on the amounts of EMPLOYER contributions made to the ACCOUNTS of HIGHLY COMPENSATED EMPLOYEES.

     If you are a HIGHLY COMPENSATED EMPLOYEE, you should contact your PLAN ADMINISTRATOR to see how your ACCOUNT may be affected by these restrictions.

IF THE PLAN IS DETERMINED TO BE TOP HEAVY
     A PLAN is termed TOP HEAVY if the value of the ACCOUNTS held by KEY EMPLOYEES is 60% or more of the total current value of all ACCOUNTS under the PLAN. KEY EMPLOYEES are generally defined as certain officers and shareholders of the company.

     Should this PLAN become TOP HEAVY, you will be notified. In such a case, certain provisions will change in order to compensate NON-KEY EMPLOYEES.
     If the PLAN is TOP HEAVY, we may be required to make a minimum contribution on behalf of all NON-KEY EMPLOYEES who:

          - Were employed on the last day of the PLAN YEAR during which the PLAN was TOP HEAVY; and

          -    Were eligible to participate in the PLAN during that PLAN YEAR.


                                13.  YOUR ERISA RIGHTS

     PARTICIPANTS in the PLAN have certain rights and protection under the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, commonly known as ERISA. ERISA states that, as a PLAN PARTICIPANT, you are entitled to:

          - Examine, without charge, all PLAN documents at the PLAN ADMINISTRATOR'S office and other specified locations. These documents include insurance contracts and copies of all documents, such as annual reports and PLAN descriptions, filed by the PLAN with the U.S. Department of Labor;

          - Obtain copies of all PLAN documents and other PLAN information upon a written request directed to the PLAN ADMINISTRATOR. The PLAN ADMINISTRATOR may charge a reasonable amount for the copies;

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

          - Receive a summary of the PLAN'S annual financial report. The PLAN ADMINISTRATOR is legally required to give PARTICIPANTS a copy of this summary annual report.

          Further, you may not be fired or discriminated against in any way as a means of preventing you from obtaining your RETIREMENT BENEFITS or exercising your rights under ERISA.

IF YOUR REQUEST FOR RETIREMENT INCOME IS DENIED
     ERISA regulations describe steps that must be taken in the rare cases when a claim for payment is denied, either in whole or in part. A claim might be denied if:

          - The PLAN ADMINISTRATOR does not believe that you are entitled to payment; or

          - The PLAN ADMINISTRATOR disagrees with the payment amount to which you believe you are entitled.

     If your claim is denied, the PLAN ADMINISTRATOR has to notify you in writing within 90 days after receiving your claim. The notice must contain the following information:

          -    The specific reason(s) your claim was denied.

          -    The PLAN provisions that support the denial.

          - If your application was incomplete, the additional information needed to complete your claim request and an explanation of why it is needed.

          - Information on what you need to do in order to have the claim denial reviewed.

     If you do not receive notice on the status of your claim from the PLAN ADMINISTRATOR within 90 days, or within 180 days if it is a special case (see Time Extensions on page 13 in this chapter), you can assume your claim has been denied and you may request a review of your denial.

REQUESTING A REVIEW OF THE DENIAL
     Once the PLAN ADMINISTRATOR has reviewed your claim and notified you in writing of the denial within the required 90-day period, you may contest the denial. You must submit a written request for a review of that denial within 60 days of the date of the PLAN ADMINISTRATOR'S written notification. In case the PLAN ADMINISTRATOR does not notify you of the denial within the required 90-day period, your request for review should be submitted immediately after the 90-day period expires.

     If you wish, you (or your representative) may review the appropriate PLAN documents and submit written information supporting your claim to the appropriate FIDUCIARY. Within 60 days of your request, the PLAN FIDUCIARIES should notify you in writing of the final decision. This notification must:

          -    Be written in clear, easily understood language; and

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

          - Inform you of the decision, the reasons why that decision was made, and the specific PLAN provisions that support it.

     If you do not receive a decision on your request for review within 60 days, you can assume your request has been denied.

     If you disagree with the results of the review, you may file suit in federal or state court. If your suit is successful, the court may award you legal costs, including attorneys' fees.

TIME EXTENSIONS
     Under special circumstances, the 90-day and 60-day notification periods just discussed may be extended by up to 90 days. You will be informed in writing of any extensions before the end of these notification periods.
     The extension notice will state the special circumstances necessitating the delay and the revised date by which you may expect a decision.

OTHER RIGHTS YOU MAY HAVE
     Under ERISA, there are steps you can take to enforce your rights. For instance, if you request materials from the PLAN and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the PLAN ADMINISTRATOR to provide the documents and pay you up to $110 a day until you receive them -- unless you did not receive the materials for reasons beyond the PLAN ADMINISTRATOR'S control. In addition to defining the rights of PLAN PARTICIPANTS, ERISA imposes obligations on the people responsible for operating the PLAN. These persons are legally referred to as FIDUCIARIES and must act prudently and in the sole interest of the PLAN'S PARTICIPANTS and BENEFICIARIES. If the FIDUCIARIES misuse the PLAN'S money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, however, or if the court finds your claim to be frivolous, the court may order you to pay these costs and fees.

     If you have any questions about your PLAN, you should contact the PLAN ADMINISTRATOR. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.


                             14.  ADDITIONAL INFORMATION

APPROVAL BY THE IRS
     This PLAN is intended to be a "qualified" PLAN under Internal Revenue Code section 401(a). Therefore, certain contributions made to the PLAN are not taxable to you until distributed. In the unlikely event that the IRS determines that the PLAN does not meet its qualification requirements, all contributions will cease. At such time, some or all of your contributions may be returned. Any contributions that are returned to you are taxable to you in the year that the DISTRIBUTION is made from the disqualified PLAN.

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DESCRIPTION OF ENTITY THAT MAINTAINS THE PLAN
     Connecticut General Life Insurance Company, a CIGNA Company, has been retained to assist us with the operation of our PLAN. This PLAN operates under a contract administration. This means that PLAN contributions accumulate and benefit payments are payable under a group annuity contract. Our contract is with Connecticut General Life Insurance Company.

PENSION BENEFIT GUARANTY CORPORATION
     The Pension Benefit Guaranty Corporation (PBGC) is operated under the Department of Labor to insure plan benefits. Because our PLAN maintains individual participant accounts, it is not covered by PBGC insurance.


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                                    15.  GLOSSARY

ACCOUNT
An individual account is maintained for you under the plan. An account contains all contributions made on your behalf and includes earnings or losses on those contributions.

ACTIVE EMPLOYEE
An active employee is someone who is currently employed by the employer.

BENEFICIARY
The person to whom the funds in your account will be distributed in the event of your death.

CONTRIBUTION PERIOD
For employee contributions, the regular period (monthly) for which participants make these contributions. For employer contributions, the regular period (monthly for matching contributions and annually for discretionary contributions) in which the employer intends to make contributions.

DISABLED
If you should become unable to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to continue indefinitely, your Plan Administrator may deem you to be disabled.

DISCRETIONARY CONTRIBUTION
Your employer may make a discretionary contribution on your behalf. This contribution will not be based on the amount of your pre-tax contributions.

DISTRIBUTION
Any payments made from your account.

DOMESTIC RELATIONS ORDER (SEE QUALIFIED DOMESTIC RELATIONS ORDER)

ELIGIBLE EARNINGS
Eligible earnings are your wages for the plan year. Eligible earnings may also include amounts your employer contributes on your behalf to any salary deferral arrangements, even though these amounts are excluded from your gross income for tax purposes.

The plan does NOT recognize compensation amounts that exceed an inflation-adjusted annual limit, which is $160,000 for 1998. In some cases, this limit may apply to an entire family working for the same employer. In addition, if you join the plan within the plan year, your limit will be adjusted accordingly.

EMPLOYER
The entity (usually a company or partnership) whose employees are covered under the retirement plan. In the case of a group of employers which constitutes a controlled group of corporations or an affiliated service group, all such employers shall be considered as a single employer for purposes of the plan.

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

FIDUCIARY
A person who has discretionary control over or responsibility for a plan's administration and/or its assets.

FOREIGN NATIONAL
Someone who is a non-United States citizen. Plan sponsors usually allow foreign nationals working and residing in the United States to participate.

FORMER EMPLOYEE
A former employee is an employee who is no longer employed by the employer.

HIGHLY COMPENSATED EMPLOYEES
Under the Internal Revenue Code, an employee is regarded as "highly compensated" if he or she meets any of the criteria listed below. The dollar amounts shown below are 1997 figures and are adjusted annually based on cost-of-living factors determined by the government.

     -    Owns at least 5% of the company for the current or preceding year; or
     - Earns more than $80,000 in the preceding year and, if elected for the plan year, was in the top 20% of the employees for the preceding year.

HOUR OF SERVICE
You will be credited with one hour of service for every hour that you work for the employer.

INDIVIDUAL RETIREMENT ACCOUNT (IRA)
An IRA is an individual retirement account established to save money for retirement. With an IRA, taxes are deferred on the interest your investment earns, and, if you meet certain criteria, taxes on the contributions are also deferred.

KEY AND NON-KEY EMPLOYEES
Key employees are generally certain officers, managers and shareholders of the employer. If a plan becomes top-heavy in any plan year, the benefits earned by that year's non-key employees may be increased.

LOAN
A portion of your account balance which you borrow and agree to repay with interest.

MATCHING CONTRIBUTIONS
A contribution your employer may make on your behalf that is based upon the amount of your pre-tax or post-tax contributions.

NORMAL RETIREMENT DATE
The first day of the month following the date you attain the normal retirement age specified in the Plan.

PARTICIPANT
For pre-tax contributions, a participant is an employee who is eligible to participate under the terms of a qualified plan or who has a right to a benefit from the plan.


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PLAN
The plan that your employer is maintaining to help you save for your retirement years.

PLAN ADMINISTRATOR
Your Plan Administrator is Quixote Corporation which is responsible for the operation of your plan.

PLAN YEAR
The period of 12 consecutive months for which records are kept and assets are valued.

PRE-TAX CONTRIBUTIONS
An arrangement between you and your employer in which you consent to "defer" a certain amount of salary each pay period. Your employer then deposits this money into your account.

QUALIFIED CONTRIBUTIONS
-    Qualified Matching Contributions
     A matching contribution made to nonhighly compensated employees in order to ensure that highly compensated employees are not receiving an unfair proportion of the plan's contributions.

-    Qualified Nonelective Contributions
     A discretionary contribution made to nonhighly compensated employees in order to ensure that highly compensated employees are not receiving an unfair proportion of the plan's contributions.

QUALIFIED DOMESTIC RELATIONS ORDER (QDRO)
A domestic relations order deemed qualified by a Plan Administrator. A qualified domestic relations order can force payment of plan benefits to an alternate payee (e.g., spouse, former spouse, child), even though the plan normally prohibits distributions earlier than retirement, termination, death, or disability.

RETIREMENT BENEFIT
The funds paid to you or your designated beneficiary once you separate from service after reaching the earliest retirement date described under the terms of the plan.

ROLLOVER CONTRIBUTIONS
Contributions from a retirement plan established by a former employer which are "rolled over" to the current plan either directly or through an Individual Retirement Account (IRA). If the money is rolled directly from one qualified plan to another, the money is not actually distributed to you and is not subject to income tax withholding.

SALARY DEFERRAL ARRANGEMENT (See PRE-TAX CONTRIBUTIONS)

TOP HEAVY
A plan is regarded as top heavy when the current value of accounts attributable to key employees is 60% or more of the total current value of all accounts in the plan.

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TRUSTEE
An individual or entity appointed by the employer's board of directors who holds title to plan assets and may be responsible for managing the assets.

















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                         16.  INDEX OF ACRONYMS AND IRS TERMS

401(k) PLAN
A plan which allows participants to defer taxable income by making pre-tax contributions to the plan. Federal income tax is deferred until a distribution is made.

ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST
A test that is performed each plan year for all plans that allow employee post-tax and/or employer matching contributions. The test ensures that such contributions do not discriminate in favor of highly compensated employees.

ACTUAL DEFERRAL PERCENTAGE (ADP) TEST
A test that is performed each plan year for all 401(k) plans to ensure that employee pre-tax contributions do not discriminate in favor of highly compensated employees.

ANNUAL ADDITIONS/415 LIMITATIONS
A limit on all employer and employee contributions (pre-tax and post-tax) and forfeitures allocated to a participant's account. The annual additions limitation is the lesser of $30,000 (as indexed) or 25% of eligible earnings for each year.

DEPARTMENT OF LABOR (DOL)
A U.S. Government agency that, among other responsibilities, administers the labor, regulatory, and administrative provisions of ERISA.

EMPLOYEE RETIREMENT INCOME SECURITY ACT (ERISA) OF 1974
ERISA is the law designed to protect the rights of participants and beneficiaries of employee benefit plans. ERISA imposes various plan qualification standards and fiduciary responsibilities.

INTERNAL REVENUE CODE (IRC)
The Internal Revenue Code of 1986 is the body of law governing the federal taxation of individuals and business entities.

INTERNAL REVENUE SERVICE (IRS)
The agency of the Federal Treasury Department charged with administering, interpreting, and enforcing the tax code. The IRS also determines whether a plan complies with federal tax regulations for qualified plans.

QUALIFIED PLAN
A pension or profit sharing plan that meets the requirements of Internal Revenue Code section 401(a) and qualifies for special tax considerations.

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